UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)				April 23, 2021	(April 20, 2021)

	Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware			001-03970	23-1483991
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road,	Camp Hill,	Pennsylvania		17011
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code			(717)	763-7064

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.25 per share	HSC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2021, the Board of Directors (the “Board”) of Harsco Corporation (the “Company”) appointed John S. Quinn to the Board. Mr. Quinn’s initial term as a director will expire at the Company’s 2022 Annual Meeting of Stockholders. Mr. Quinn will serve on the Audit Committee and Management Development & Compensation Committee of the Board.

Mr. Quinn currently serves as executive strategic advisor for LKQ Corporation, a Fortune 500 company and the largest European distributor of aftermarket automotive parts. From 2015 to 2019, he served as CEO and Managing Director of LKQ Europe. Before that, Mr. Quinn served as Executive Vice President and CFO of LKQ Corporation from 2009 to 2015. From 2008 until 2009 Mr. Quinn worked for Casella Waste Industries as SVP, Treasurer and CFO. From 2001 to 2008, Mr. Quinn held a variety of finance roles with Allied Waste Industries, Inc. (“Allied”) and its successor Republic Services Inc., including Senior Vice President of Finance and Chief Accounting Officer for Allied. From 1987 until 2001, Mr. Quinn held roles with increased responsibilities for Waste Management Inc. and Waste Management International plc (“WMII”) and their subsidiaries, culminating in the role of Finance Director and Chief Accounting Officer at WMII. Mr. Quinn has been a director and Chairman of Mekonomen AB, a company publicly listed on the Stockholm Stock Exchange, since 2017, serving on the Audit, Nomination and Remuneration Committees. Mr. Quinn is also a member of the supervisory board of ATR International, an international trading group based in Germany.

As a non-employee director, Mr. Quinn will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in its Proxy Statement for the Company’s 2021 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 10, 2021. In addition, as with all non-employee directors, the Company entered into an Indemnification Agreement with Mr. Quinn on April 20, 2021, the form of which is filed as Exhibit 10(bb) to the Company’s Annual Report on Form 10-K for the period ended December 31, 2020, filed with the Securities and Exchange Commission on February 25, 2021.

A copy of the press release, dated April 20, 2021, announcing Mr. Quinn’s election, is attached hereto as Exhibit 99.1.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On April 20, 2021, the Company held its Annual Meeting of Stockholders. At the Annual Meeting of Stockholders, the Company’s stockholders elected all eight of the Board of Director nominees to serve as Directors until the 2022 Annual Meeting of Stockholders and ratified the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2021. The Company’s stockholders also approved, on an advisory basis, the compensation of the Company’s named executive officers and approved an Amendment No. 2 to the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan of the Company.

As of the record date, there were 78,993,497 Common Shares outstanding and entitled to vote on each matter presented for vote at the Annual Meeting. At the Annual Meeting, 72,315,510.20 shares, or approximately 91.55% of the outstanding Common Shares entitled to vote, were represented in person or by proxy. Those shares were voted as follows:

1.    The following individuals were nominated in 2021 to serve as Directors until the 2022 Annual Meeting of Stockholders. All nominees were elected. The results of the vote were as follows:

Name	Votes For	Votes Against	Abstained	Broker Non-Votes
J.F. Earl	67,032,241	997,585	119,925	4,165,760
K.G. Eddy	67,090,471	939,573	119,706	4,165,760
D.C. Everitt	67,036,693	1,036,924	76,134	4,165,760
F.N. Grasberger	66,369,707	1,645,030	135,014	4,165,760
C.I. Haznedar	67,316,268	712,256	121,226	4,165,760
M. Longhi	67,859,550	208,669	81,531	4,165,760
E.M. Purvis	67,000,555	1,027,721	121,474	4,165,760
P.C. Widman	67,069,183	1,002,577	77,990	4,165,760

2.    The appointment of PricewaterhouseCoopers LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2021, was ratified. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
71,259,130	990,552	65,828

3.    The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,844,234	1,151,197	154,319	4,165,760

4.    The Company’s stockholders approved, an Amendment No. 2 to the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan of the Company. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,237,974	2,737,845	173,931	4,165,760

A copy of the press release, dated April 20, 2021, announcing the results of the Annual Meeting of Stockholders, is attached hereto as Exhibit 99.2
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are furnished as part of the Current Report on Form 8-K:

Exhibit 99.1	Press Release dated April 20, 2021 announcing the appointment of Mr. Quinn.
Exhibit 99.2	Press Release dated April 20, 2021 announcing results of Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
Date: April 23, 2021	/s/ Russell C. Hochman
Russell C. Hochman
Senior vice President and General Counsel, Chief Compliance Officer & Corporate Secretary